Exhibit 99.1

Zscaler Reports Fourth Quarter and Fiscal 2019 Financial Results
Fourth Quarter Highlights
•Revenue grows 53% year-over-year to $86.1 million
•Calculated billings grow 32% year-over-year to $125.8 million
•Deferred revenue grows 53% year-over-year to $251.2 million
•GAAP net loss of $5.3 million compared to GAAP net loss of $7.0 million on a year-over-year basis
•Non-GAAP net income of $9.1 million compared to non-GAAP net loss of $1.4 million on a year-over-year basis
SAN JOSE, California. - September 10, 2019 - Zscaler, Inc. (Nasdaq: ZS), the leader in cloud security, today announced financial results for its fiscal fourth quarter and fiscal year ended July 31, 2019.
"Our strong fiscal 2019 results demonstrate our ability to drive growth and profitability while investing in our business, as we continue to see enterprises transforming their network and security to realize the benefits of the cloud," said Jay Chaudhry, Chairman and CEO of Zscaler. "I am also excited to welcome Dali Rajic as our new President Go-to-Market and Chief Revenue Officer and look forward to working together to scale our business to capture our significant market opportunity."

Fourth Quarter Fiscal 2019 Financial Highlights
•Revenue: $86.1 million, an increase of 53% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $7.9 million, or 9% of total revenue, compared to $7.9 million, or 14% of total revenue, in the fourth quarter of fiscal 2018. Non-GAAP income from operations was $7.9 million, or 9% of total revenue, compared to loss from operations of $2.4 million, or 4% of total revenue, in the fourth quarter of fiscal 2018.
•Net income (loss): GAAP net loss was $5.3 million, compared to $7.0 million in the fourth quarter of fiscal 2018. Non-GAAP net income was $9.1 million, compared to net loss of $1.4 million in the fourth quarter of fiscal 2018.
•Net income (loss) per share: GAAP net loss per share was $0.04, compared to $0.06 in the fourth quarter of fiscal 2018. Non-GAAP net income per share was $0.07, compared to net loss per share of $0.01 in the fourth quarter of fiscal 2018.
•Cash flow: Cash provided by operations was $17.8 million, or 21% of revenue, compared to $14.7 million, or 26% of revenue, in the fourth quarter of fiscal 2018. Positive free cash flow was $7.6 million, or 9% of revenue, compared to $11.9 million, or 21% of revenue, in the fourth quarter of fiscal 2018.
•Deferred revenue: $251.2 million as of July 31, 2019, an increase of 53% year-over-year.
•Cash, cash equivalents and short-term investments: $364.6 million as of July 31, 2019, an increase of $66.1 million from July 31, 2018.

Full Year Fiscal 2019 Financial Highlights
•Revenue: $302.8 million, an increase of 59% year-over-year.
•Income (loss) from operations: GAAP loss from operations was $35.3 million, or 12% of total revenue, compared to $34.6 million, or 18% of total revenue, in fiscal 2018. Non-GAAP income from operations was $25.1 million, or 8% of total revenue, compared to loss from operations of $15.4 million in fiscal 2018, or 8% of total revenue.
•Net income (loss): GAAP net loss was $28.7 million, compared to $33.6 million in fiscal 2018. Non-GAAP net income was $30.3 million, compared to net loss of $14.4 million in fiscal 2018.

•Net income (loss) per share: GAAP net loss per share was $0.23, compared to $0.63 in fiscal 2018. Pro forma non-GAAP net income per share was $0.22, compared to net loss per share of $0.13 in fiscal 2018.
•Cash flow: Cash provided by operations was $58.0 million, or 19% of revenue, compared to $17.3 million, or 9% of revenue, in fiscal 2018. Positive free cash flow was $29.3 million, or 10% of revenue, compared to $2.1 million, or 1% of revenue, in fiscal 2018.

Financial Outlook
For the first quarter of fiscal 2020, we expect:
•Total revenue of $89 million to $90 million
•Non-GAAP loss from operations of $1 million to breakeven
•Non-GAAP earnings per share of $0.00 to $0.01, assuming approximately 139 million common shares outstanding

For the full year fiscal 2020, we expect:
•Total revenue of $395 million to $405 million
•Calculated billings of $490 million to $500 million
•Non-GAAP income from operations of $13 million to $18 million
•Non-GAAP earnings per share of $0.12 to $0.15, assuming approximately 140 million common shares outstanding
These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, certain litigation-related expenses and income tax effects generated by intangible assets acquired in business acquisitions. We have not reconciled our expectations to non-GAAP income (loss) from operations and non-GAAP net income (loss) per share to their most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income (loss) from operations and non-GAAP net income (loss) per share is not available without unreasonable effort.

Conference Call Information
Zscaler will host a conference call for analysts and investors to discuss its fourth quarter fiscal 2019 earnings results and outlook for its first quarter of fiscal 2020 and full year fiscal 2020 today at 1:30 p.m., Pacific time (4:30 p.m. Eastern time).

Date:	Tuesday, September 10, 2019
Time:	1:30 p.m. PT (4:30 p.m. ET)
Webcast:	https://ir.zscaler.com/
Dial-in number:	323-794-2093 or 800-458-4121
A live webcast of the conference call will be accessible from the Zscaler website at ir.zscaler.com. Listeners may log on to the call under the "Events & Presentations" section and select "Q4 2019 Zscaler Earnings Conference Call" to participate. A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, September 10 through September 14, 2019 by dialing (888) 203-1112 or (719) 457-0820 and entering the passcode 2789187.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future financial and operating performance, including our financial outlook for the first quarter of fiscal 2020 and full year fiscal 2020. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our ability to identify and effectively implement the necessary changes to address execution challenges; risks associated with managing our rapid growth; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscription and support; rapidly evolving technological developments in the market for network security products and subscription and support offerings; length of sales cycles; and general market, political, economic and business conditions.
Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth from time to time in our filings and reports with the Security Exchange Commission (SEC), including our Quarterly Report on Form 10-Q for the three months ended April 30, 2019 filed on June 5, 2019, as well as future filings and reports by us, copies of which are available on our website at ir.zscaler.com and on the SEC’s website at www.sec.gov. You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding why we believe that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures" section of this press release.
About Zscaler
Zscaler enables the world’s leading organizations to securely transform their networks and applications for a mobile and cloud-first world. Its flagship services, Zscaler Internet Access™ and Zscaler Private Access™, create fast, secure connections between users and applications, regardless of device, location, or network. Zscaler services are 100 percent cloud-delivered and offer the simplicity, enhanced security and improved user experience that traditional appliances are unable to match. Used in more than 185 countries, Zscaler operates a multi-tenant distributed cloud security platform, protecting thousands of customers from cyberattacks and data loss. Learn more at zscaler.com or follow us on Twitter @zscaler.
Zscaler™, Zscaler Internet Access™, and Zscaler Private Access™, ZIA™ and ZPA™ are either (i) registered trademarks or service marks or (ii) trademarks or service marks of Zscaler, Inc. in the United States and/or other countries. Any other trademarks are the properties of their respective owners.

Investor Relations Contact:
Bill Choi, CFA
Vice President, Investor Relations
(669) 255-0767
ir@zscaler.com

ZSCALER, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2019	2018	2019	2018
Revenue	$86,108	$56,174	$302,836	$190,174
Cost of revenue (1) (2)	17,339	11,501	59,669	37,875
Gross profit	68,769	44,673	243,167	152,299
Operating expenses:
Sales and marketing (1) (2)	49,317	32,479	169,913	116,409
Research and development (1) (2)	17,213	11,480	61,969	39,379
General and administrative (1) (3)	10,170	8,638	46,598	31,135
Total operating expenses	76,700	52,597	278,480	186,923
Loss from operations	(7,931)	(7,924)	(35,313)	(34,624)
Interest income, net	2,135	1,232	7,730	2,236
Other income (expense), net	(247)	64	(329)	79
Loss before income taxes	(6,043)	(6,628)	(27,912)	(32,309)
Provision (benefit) for income taxes	(767)	334	743	1,337
Net loss	$(5,276)	$(6,962)	$(28,655)	$(33,646)
Accretion of Series C and D redeemable convertible preferred stock	—	—	—	(6,332)
Net loss attributable to common stockholders	$(5,276)	$(6,962)	$(28,655)	$(39,978)
Net loss per share attributable to common stockholders, basic and diluted	$(0.04)	$(0.06)	$(0.23)	$(0.63)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	126,302	119,204	123,566	63,881
(1)  Includes stock-based compensation expense as follows:

Cost of revenue	$1,118	$323	$2,926	$757
Sales and marketing	8,341	1,781	23,118	5,044
Research and development	3,703	1,193	15,090	3,045
General and administrative	(827)	821	5,289	2,378
Total	$12,335	$4,118	$46,423	$11,224
(2)  Includes amortization expense of acquired intangible assets as follows:

Cost of revenue	$205	$—	$512	$—
Sales and marketing	7	—	10	—
Research and development	291	—	386	—
Total	$503	$—	$908	$—
(3) Includes certain litigation-related expenses as follows:

Litigation-related expenses	$2,973	$1,427	$13,079	$8,039

ZSCALER, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$78,484	$135,579
Short-term investments	286,162	162,960
Accounts receivable, net	93,341	61,611
Deferred contract acquisition costs	21,219	16,136
Prepaid expenses and other current assets	16,880	10,878
Total current assets	496,086	387,164
Property and equipment, net	41,046	19,765
Deferred contract acquisition costs, noncurrent	48,566	39,774
Acquired intangible assets, net	8,708	—
Goodwill	7,479	—
Other noncurrent assets	2,277	1,078
Total assets	$604,162	$447,781

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,208	$4,895
Accrued expenses and other current liabilities	12,810	13,874
Accrued compensation	21,544	23,393
Deferred revenue	221,387	140,670
Total current liabilities	261,949	182,832
Deferred revenue, noncurrent	29,815	23,353
Other noncurrent liabilities	3,840	1,360
Total liabilities	295,604	207,545
Stockholders’ Equity
Common stock	127	119
Additional paid-in capital	532,618	438,392
Notes receivable from stockholders	—	(2,051)
Accumulated other comprehensive income (loss)	268	(124)
Accumulated deficit	(224,455)	(196,100)
Total stockholders’ equity	308,558	240,236
Total liabilities and stockholders’ equity	$604,162	$447,781

ZSCALER, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Year Ended July 31,
	2019	2018
Cash Flows From Operating Activities
Net loss	$(28,655)	$(33,646)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	10,398	7,988
Amortization expense of acquired intangible assets	908	—
Amortization of deferred contract acquisition costs	18,651	13,181
Stock-based compensation expense	46,423	11,224
Deferred income taxes	(1,392)	—
Accretion of purchased discounts, net of amortization of investment premiums	(2,181)	—
Other	284	130
Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(31,730)	(22,559)
Deferred contract acquisition costs	(32,526)	(34,429)
Prepaid expenses, other current and noncurrent assets	(7,642)	(5,068)
Accounts payable	495	(779)
Accrued expenses, other current and noncurrent liabilities	(336)	2,076
Accrued compensation	(1,849)	11,785
Deferred revenue	87,179	67,404
Net cash provided by operating activities	58,027	17,307
Cash Flows From Investing Activities
Purchases of property, equipment and other	(25,520)	(13,397)
Capitalized internal-use software	(3,162)	(1,773)
Acquired intangible assets	(1,480)	—
Payments for business acquisitions, net of cash acquired	(11,432)	—
Purchases of short-term investments	(335,186)	(163,366)
Proceeds from maturities of short-term investments	199,716	433
Proceeds from sale of short-term investments	14,990	—
Net cash used in investing activities	(162,074)	(178,103)
Cash Flows From Financing Activities
Proceeds from initial public offering, net of underwriting discounts and commissions	—	205,344
Payments of offering costs related to initial public offering	(1,797)	(4,336)
Proceeds from issuance of common stock upon exercise of stock options	29,862	4,985
Proceeds from issuance of common stock related to early exercised stock options	—	869
Proceeds from issuance of common stock under the employee stock purchase plan	16,436	—
Repurchases of unvested common stock	(22)	(3,811)
Repayments of notes receivable from stockholders	1,905	5,346
Net cash provided by financing activities	46,384	208,397
Net increase (decrease) in cash, cash equivalents and restricted cash	(57,663)	47,601
Cash, cash equivalents and restricted cash at beginning of period	136,147	88,546
Cash, cash equivalents and restricted cash at end of period	$78,484	$136,147
Reconciliation of cash, cash equivalents and restricted cash within the condensed consolidated balance sheets to the amounts shown in the statements of cash flows above:
Cash and cash equivalents	$78,484	$135,579
Restricted cash, current	—	236
Restricted cash, non-current	—	332
Total cash, cash equivalents and restricted cash	$78,484	$136,147

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2019	2018	2019	2018

Revenue	$86,108	$56,174	$302,836	$190,174

Non-GAAP Gross Profit and Non-GAAP Gross Margin
GAAP gross profit	$68,769	$44,673	$243,167	$152,299
Add:
Stock-based compensation expense	1,118	323	2,926	757
Amortization expense of acquired intangible assets	205	—	512	—
Non-GAAP gross profit	$70,092	$44,996	$246,605	$153,056
GAAP gross margin	80%	80%	80%	80%
Non-GAAP gross margin	81%	80%	81%	80%

Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin
GAAP loss from operations	$(7,931)	$(7,924)	$(35,313)	$(34,624)
Add:
Stock-based compensation expense	12,335	4,118	46,423	11,224
Litigation-related expenses	2,973	1,427	13,079	8,039
Amortization expense of acquired intangible assets	503	—	908	—
Non-GAAP income (loss) from operations	$7,880	$(2,379)	$25,097	$(15,361)
GAAP operating margin	(9)%	(14)%	(12)%	(18)%
Non-GAAP operating margin	9%	(4)%	8%	(8)%

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2019	2018	2019	2018
Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted
GAAP net loss attributable to common stockholders	$(5,276)	$(6,962)	$(28,655)	$(39,978)
Stock-based compensation expense	12,335	4,118	46,423	11,224
Litigation-related expenses	2,973	1,427	13,079	8,039
Amortization expense of acquired intangible assets	503	—	908	—
Accretion of Series C and D redeemable convertible preferred stock	—	—	—	6,332
Provision (benefit) for income taxes (1)	(1,422)	—	(1,422)	—
Non-GAAP net income (loss) attributable to common stockholders	$9,113	$(1,417)	$30,333	$(14,383)

GAAP net loss per share attributable to common stockholders, diluted	$(0.04)	$(0.06)	$(0.23)	$(0.63)
Stock-based compensation expense	0.09	0.03	0.34	0.18
Litigation-related expenses	0.02	0.01	0.10	0.13
Amortization expense of acquired intangible assets	—	—	0.01	—
Accretion of Series C and D redeemable convertible preferred stock	—	—	—	0.10
Provision (benefit) for income taxes (1)	(0.01)	—	(0.01)	—
Non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	$0.07	$(0.01)	$0.22	$(0.23)
Weighted-average shares used in computing non-GAAP net income (loss) per share attributable to common stockholders, diluted	137,545	119,204	135,880	63,881
___________

(1) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. Currently, the difference between our GAAP and non-GAAP income tax expense represents the excess tax deduction of stock-based compensation recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation and included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended July 31, 2019, we recorded a non-recurring tax benefit of $1.4 million associated with an intangible asset recognized as a result of our acquisition of Appsulate, Inc.
(2) The sum of the non-GAAP per share attributable to common stockholders of individual line items excluded from our non-GAAP net income (loss) may not total to the non-GAAP net income (loss) per share attributable to common stockholders due to rounding.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2019	2018	2019	2018
Pro Forma Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders
Numerator:
GAAP net loss attributable to common stockholders	$(5,276)	$(6,962)	$(28,655)	$(39,978)
Stock-based compensation expense	12,335	4,118	46,423	11,224
Litigation-related expenses	2,973	1,427	13,079	8,039
Amortization expense of acquired intangible assets	503	—	908	—
Accretion of Series C and D redeemable convertible preferred stock	—	—	—	6,332
Provision (benefit) for income taxes (1)	(1,422)	—	(1,422)	—
Non-GAAP net income (loss) attributable to common stockholders	$9,113	$(1,417)	$30,333	$(14,383)

Denominator:
Weighted-average shares used in computing GAAP net loss per share attributable to common stockholders, diluted	126,302	119,204	123,566	63,881
Potentially diluted shares	11,243	—	12,314	—
Pro forma adjustment to reflect assumed conversion of our convertible preferred stock as of the beginning of the period (2)	—	—	—	45,884
Weighted-average shares used in computing pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	137,545	119,204	135,880	109,765
Pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted (2)	$0.07	$(0.01)	$0.22	$(0.13)
___________
(1) We use our GAAP provision for income taxes for purposes of determining our non-GAAP income tax expense. Currently, the difference between our GAAP and non-GAAP income tax expense represents the excess tax deduction of stock-based compensation recognized in foreign jurisdictions and any income tax benefits associated with business combinations. The income tax benefit related to stock-based compensation and included in the GAAP provision for income taxes was not material for all periods presented. In the fiscal quarter ended July 31, 2019, we recorded a non-recurring tax benefit of $1.4 million associated with an intangible asset recognized as a result of our acquisition of Appsulate, Inc.
(2) We define pro forma non-GAAP net income (loss) per share attributable to common stockholders as the weighted-average shares used in computing the GAAP net loss per share attributable to common stockholders plus a pro forma adjustment to give effect to the automatic conversion of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. Upon the closing of our initial public offering on March 20, 2018, all our outstanding shares of redeemable convertible preferred stock automatically converted into 72,500,750 shares of common stock on a one-to-one basis.

ZSCALER, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	July 31,		July 31,
	2019	2018	2019	2018
Calculated Billings
Revenue	$86,108	$56,174	$302,836	$190,174
Add: Total deferred revenue, end of period	251,202	164,023	251,202	164,023
Less: Total deferred revenue, beginning of period	(211,542)	(124,806)	(164,023)	(96,619)
Calculated billings	$125,768	$95,391	$390,015	$257,578

Free Cash Flow
Net cash provided by operating activities	$17,823	$14,658	$58,027	$17,307
Less:
Purchases of property, equipment and other	(8,822)	(2,389)	(25,520)	(13,397)
Capitalized internal-use software	(1,449)	(349)	(3,162)	(1,773)
Free cash flow	$7,552	$11,920	$29,345	$2,137
As a percentage of revenue:
Net cash provided by operating activities	21%	26%	19%	9%
Less:
Purchases of property, equipment and other	(10)%	(4)%	(8)%	(7)%
Capitalized internal-use software	(2)%	(1)%	(1)%	(1)%
Free cash flow margin	9%	21%	10%	1%

ZSCALER, INC.
Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States of America (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In particular, free cash flow is not a substitute for cash used in operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation of the Company's historical non-GAAP financial measures to their most directly comparable financial measure stated in accordance with GAAP has been included in this press release. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures and key metrics as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate our business.
Expenses Excluded from Non-GAAP Measures
Stock-based compensation expense is excluded primarily because they are non-cash expenses that management believes are not reflective of our ongoing operational performance. Amortization expense of acquired intangible assets is excluded because these are considered by management to be outside of the Company's core business operating performance. We also exclude certain litigation-related expenses consisting of professional fees and related costs incurred by us in defending against significant claims that we deem not to be in the ordinary course of our business and, if applicable, actual losses and accruals related to estimated losses in connection with these claims. There are many uncertainties and potential outcomes associated with any litigation, including the expense of litigation, timing of such expenses, court rulings, unforeseen developments, complications and delays, each of which may affect our results of operations from period to period, as well as the unknown magnitude of the potential loss relating to any lawsuit, all of which are inherently subject to change, difficult to predict and could adversely affect our results of operations. We estimate the tax effect of these items on our non-GAAP results and may adjust our GAAP provision for income taxes, if such effects have a material impact to our non-GAAP results.
Non-GAAP Financial Measures
Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and amortization expense of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Income (Loss) from Operations and Non-GAAP Operating Margin. We define non-GAAP income (loss) from operations and non-GAAP operating margin as GAAP loss from operations and GAAP operating margin, respectively, excluding stock-based compensation expense, amortization expense of acquired intangible assets and certain litigation-related expenses.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted. We define non-GAAP net income (loss) as GAAP net loss plus stock-based compensation expense, amortization expense of acquired intangible assets, certain litigation-related expenses, accretion of Series C and Series D redeemable convertible preferred stock and income tax effects generated by intangible assets acquired in business acquisitions. We define non-GAAP net income (loss) per share attributable to common stockholders, diluted, as non-GAAP net income (loss) divided by the weighted-average diluted shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.
Pro Forma Non-GAAP Net Income (Loss) per Share Attributable to Common Stockholders, Diluted. We define pro forma non-GAAP net income (loss) per share attributable to common stockholders, diluted, as the weighted-average shares used in computing the GAAP net loss per share attributable to common stockholders, diluted, plus a pro forma adjustment to give effect to the automatic conversion, upon the closing of our initial public offering on March 20, 2018, of our redeemable convertible preferred stock into 72,500,750 shares of common stock as though the conversion had occurred as of the beginning of the periods presented. We believe that this adjustment is necessary in order to provide meaningful comparison between periods.
Free Cash Flow and Free Cash Flow Margin. We define free cash flow as net cash provided by operating activities less purchases of property, equipment and other, and capitalized internal-use software. We define free cash flow margin as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are meaningful indicators of liquidity information to management and investors about the amount of cash generated from our operations that, after the investments in property, equipment and other, and capitalized internal-use software, can be used for strategic initiatives.
Calculated Billings. We define calculated billings as total revenue plus the change in deferred revenue in a period. Calculated billings in any particular period aims to reflect amounts invoiced for subscriptions to access our cloud platform, together with related support services related to our new and existing customers. We typically invoice our customers annually in advance, and to a lesser extent quarterly in advance, monthly in advance or multi-year in advance.